Exhibit 99.2

Arbor Realty Trust, Inc. Announces Pricing of Its Upsized

Offering of $325 Million of 6.25% Convertible Senior Notes due 2029

Uniondale, N.Y., June 30, 2026 — Arbor Realty Trust, Inc. (“Arbor” or the “Company”) (NYSE: ABR) today announced the pricing of its upsized offering of $325 million aggregate principal amount of its 6.25% Convertible Senior Notes due 2029 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the offering was increased from the previously announced offering of $300 million aggregate principal amount of Notes. The sale of the Notes to the initial purchasers is expected to settle on or about July 6, 2026, subject to customary closing conditions. The Company also granted the initial purchasers of the Notes a 13-day option to purchase up to an additional $50 million aggregate principal amount of the Notes on the same terms and conditions.

The Notes will be senior, unsecured obligations of the Company and will accrue interest at a rate equal to 6.25% per annum, payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2027 and will mature on July 1, 2029, unless earlier converted or repurchased. The Company will not have the right to redeem the Notes prior to maturity. Prior to April 1, 2029, the Notes will be convertible only under certain circumstances. On or after April 1, 2029, holders may convert their Notes at any time prior to the close of business on the second scheduled trading day immediately preceding July 1, 2029. Upon conversion, the Company will settle the Notes by paying cash and, if applicable, delivering shares of the Company’s common stock, at the Company’s sole election. The conversion rate will initially equal 164.0016 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $6.10 per share of common stock, representing an approximate 12.5% conversion premium based on the closing price of the Company’s common stock of $5.42 per share on June 30, 2026.

If a “fundamental change” (as defined in the indenture for the Notes) occurs, then, subject to a limited exception, noteholders may require the Company to repurchase their Notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

The Company intends to use the gross proceeds from the offering of $325 million, or $375 million if the initial purchasers fully exercise their option to purchase additional Notes, before deducting the initial purchasers’ discounts and commissions and offering expenses to (i) use approximately $11.6 million to repurchase 2.1 million shares of its common stock concurrently with the pricing of this offering in privately negotiated transactions through one of the initial purchasers or its affiliate, as its agent; (ii) repurchase approximately $102.7 million of shares of its common stock pursuant to the prepaid forward transaction described below; (iii) use a portion of the proceeds, together with cash on hand, to redeem in full the Company’s outstanding $270 million of 4.50% Senior Notes due September 1, 2026 at par plus accrued and unpaid interest; and (iv) use any remaining proceeds from the offering for general corporate purposes.

In connection with the pricing of the Notes, the Company entered into a prepaid forward stock repurchase transaction (the “prepaid forward”). Pursuant to the prepaid forward, the Company will repurchase an aggregate of approximately $102.7 million of shares of the Company’s common stock through a privately negotiated prepaid forward with one of the initial purchasers or its affiliates (the “forward counterparty”). The initial aggregate number of shares of the Company’s common stock underlying the prepaid forward is approximately 18.9 million shares. In the event that the Company pays any cash dividends on its common stock, the forward counterparty will pay an equivalent amount to the Company. The prepaid forward is generally intended to facilitate privately negotiated derivative transactions, including swaps, between the forward counterparty and/or its affiliates and certain investors in the Notes relating to shares of the Company’s common stock by which such investors in the Notes will establish short positions relating to shares of the Company’s common stock and otherwise hedge their investments in the Notes. As a result, the prepaid forward is expected to allow such investors to establish short positions that generally correspond to (but may be greater than) commercially reasonable initial hedges of their investment in the Notes. In the event of such greater initial hedges, investors may offset such greater portion by purchasing shares of the Company’s common stock on the day the Company prices the Notes. Facilitating investors’ hedge positions by entering into the prepaid forward, particularly if investors purchase shares of the Company’s common stock on the pricing date, could increase (or reduce the size of any decrease in) the market price of shares of the Company’s common stock and effectively raise the initial conversion price of the Notes. In connection with establishing their initial hedges of the prepaid forward, the forward counterparty or its affiliates generally expect to, but are not required to, enter into one or more derivative transactions with respect to shares of the Company’s common stock with the investors of the Notes concurrently with or after the pricing of the Notes.

The Company’s concurrent repurchases of shares of its common stock, the entry into the prepaid forward with the forward counterparty and the entry by the forward counterparty into derivative transactions in respect of the Company’s common stock with the investors of the Notes could have the effect of increasing (or reducing the size of any decrease in) the market price of the Company’s common stock concurrently with, or shortly after, the pricing of the Notes and effectively raising the initial conversion price of the Notes.

Neither the Company nor the forward counterparty will control how investors of the Notes may use such derivative transactions. In addition, such investors may enter into other transactions relating to the Company’s common stock or the Notes in connection with or in addition to such derivative transactions, including the purchase or sale of shares of the Company’s common stock. As a result, the existence of the prepaid forward, such derivative transactions and any related market activity could cause more purchases or sales of the Company’s common stock over the terms of the prepaid forward than there otherwise would have been had the Company not entered into the prepaid forward. Such purchases or sales could potentially increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of the Company’s common stock and/or the price of the Notes.

In addition, the forward counterparty and/or its affiliates may modify their hedge positions by entering into or unwinding one or more derivative transactions with respect to shares of the Company’s common stock and/or purchasing or selling shares of the Company’s common stock or other securities of the Company in secondary market transactions at any time following the pricing of the Notes and prior to the maturity of the Notes. These activities could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the Notes, which could affect the ability of noteholders to convert the Notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of Notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the Notes.

The offer and sale of the Notes and the shares of the Company’s common stock, if any, issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or any state securities laws, and, unless so registered, the Notes and such shares may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, or the solicitation of any sale, of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender, Freddie Mac Optigo® Seller/Servicer, and an approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine, and preferred equity loans. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and its other reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Contact:

Arbor Realty Trust, Inc.

Investor Relations

516-506-4200

InvestorRelations@arbor.com